UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 11, 2019

Sun Pacific Holding Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Gordon’s Corner Road, Suite 1A Manalapan, NJ 07726
(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2019, Sun Pacific Holding Corp., a Nevada corporation (the “Company”) entered into that certain Forbearance Agreement between the Company and Nicholas Campanella. Mr. Campanella is currently owed approximately $648,400 in principal and interest on loans and lines of credit issued by the Company. Those debt obligations are currently in default. As consideration for the forbearance of those debts, the Company has agreed to provide a pledge of 100% membership interest in MedRecycler, LLC, a Nevada limited liability company, which holds 51,000 shares of MedRecycler-RI, Inc. as security against the moneys owed.

Section 8 – Other Events

In anticipation of securing financing for the MedRecycler-RI, Inc. Johnston, Rhode Island waste to energy facility, Mr. Campanella has agreed that upon initial financing of the project, he shall pledge substantially all of his holdings in the Company, assign his pledges in MedRecycler, LLC, and certain properties held by Mr. Campanella, personally, in order to collateralize the debt obligations. As consideration for his efforts, the Board of Directors has deemed it fair consideration to issue Mr. Campanella 39,000 shares of MedRecycler-RI, Inc. In addition, MedRecycler-RI, Inc. has engaged the services of Marmac Capital Advisors, LLC and Eilers Law Group, P.A. to oversee, negotiate and to facility the financing and capital structure MedRecycler-RI, Inc. As neither party has received compensation for their services, the Board of Directors has deemed it fair consideration to issue Marmac Capital Advisors, LLC and Eilers Law Group, P.A. 8,000 and 2,000 shares of MedRecycler-RI, Inc. As a result, the Company shall maintain 51% of the ownership of MedRecycler-RI, Inc. through its MedRcycler, LLC holdings.

In order to secure the financing described herein, Mr. Campanella, Marmac Capital Advisors, LLC and Eilers Law Group, P.A. have further agreed to pledge, upon funding, 100% of their ownership in MedRecycler-RI, Inc. as well as Mr. Campanella’s assignment of his pledge from the Company of 100% of the membership interests of MedRecycler, LLC. As a result, 100% of MedRecycler-RI, Inc. will be pledged, upon funding, to the lending party as security for the note and/or bond.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
101.	The Forbearance Agreement, dated January 11, 2019 between the Company and Nicholas Campanella

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)
Date:	January 11, 2019
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Director